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Exhibit 99.1

NEWS

QWEST RESPONDS TO MCI'S ENDORSEMENT OF VERIZON'S LATEST BID

        DENVER, May 2, 2005—The following statements can be attributed to Qwest Communications International Inc. (NYSE: Q):

        "We believe that the decision of the MCI board to once again favor Verizon is another example of that board's failure to accept the offer that maximizes shareowner value. We do note that the declaration of "superiority" for our $30 offer contained no discussion of the factors the MCI board now describes as reasons $30 is not deemed greater than $26.

        It is no longer in the best interests of shareowners, customers and employees to continue in a process that seems to be permanently skewed against Qwest. We pursued MCI with tenacity and discipline and feel strongly that our bid would have brought far more value to MCI shareholders. Unfortunately, the latest in a string of decisions reconfirms what we have believed all along: that MCI never intended to negotiate in good faith with Qwest nor maximize shareowner value.

        It appears that MCI's board of directors has surrendered control of the bidding process once again. By accepting a lower offer, without even contacting Qwest, and by reportedly allowing Verizon to instruct MCI to impugn Qwest it is only fair to conclude that MCI is more interested in bending to Verizon's will than serving its shareholders.

        As we will describe in detail on our earnings call on Tuesday, several of the statements that the MCI Board made in justifying its decision to not accept Qwest's merger proposal do not accurately reflect the positive trends in the Qwest business. For example, Qwest's confidence in its synergy estimate is bolstered by the success it had reducing wireline facility costs by more than $600 million (or 18 percent) in 2004 and being the only RBOC to show margin expansion in the wireline business. These successes were accompanied by continuing improvements in key customers' satisfaction and network-quality metrics that achieved the highest perceived levels in the history of the company, as measured by third-party results.

        Regarding the capacity and commitment to invest in new capabilities, Qwest has been a leader in offering new broadband services, including naked DSL, VoIP and other innovative data offerings.

        With respect to wireless offerings, Qwest has successfully completed one of the industry's largest network and customer migration and currently offers a full suite of voice and data features with integrated billings.

        All of these positive trends, although apparently minimized by MCI in considering the Qwest offer, led Qwest to announce that it expects to report on May 3 revenue less cost of sales and SG&A in excess of consensus expectations and in the range of $970-990 million and that cash generated from operations for the first quarter will exceed capital expenditures.

        "As we move forward, we will continue to bring the same tenacity and discipline to our operations that we have brought to the auction for MCI. In addition, we will continue to focus on customers and will work to make the telecommunications industry as competitive as possible. Over the past three years, Qwest has created a customer-focused company through the dedication and hard work of its employees. We will build upon the successes that we have achieved—introducing new services, streamlining operations, and improving our financial position, while taking advantage of strategic opportunities.

        "We will also continue our efforts to strengthen our position as a national provider of communications services with other interested third parties. The proposed industry mega-mergers will undoubtedly reduce customer choice. To better protect the interests of customers, the market requires multiple, robust competitors committed to ensuring that innovation and value remain inherent in America's telecommunications marketplace. These issues will need to be addressed during the regulatory approval process for the Verizon/MCI and SBC/AT&T mergers.

About Qwest

        Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services. With more than 40,000 employees, Qwest is committed to the "Spirit of Service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

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Forward Looking Statement Note

        This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors consolidating with other providers or otherwise reorganizing their capital structure to more effectively compete against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; our ability to utilize net operating losses in projected amounts; and our inability to provide any assurance as to whether we will be successful in our effort to acquire MCI, whether in the event of an acquisition we realize synergies in the amounts, at the times and at the related costs projected and whether regulatory approvals will be received within the timeframe projected and that such approvals will not be materially adverse to the projected operations of the combined company following the merger.

        The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

        The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Tyler Gronbach	Stephanie Comfort
	303-992-2155	800-567-7296
	Tyler.gronbach@qwest.com	IR@qwest.com

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QWEST RESPONDS TO MCI'S ENDORSEMENT OF VERIZON'S LATEST BID